Herman Miller Reports Strong Sales and Earnings Growth; Strategic Progress in the Third Quarter FY2011
Webcast to be held Thursday, March 17, 2011, at 9:30 AM EDT

Release	Immediate
Date	March 16, 2011
Contact	Jeff Stutz (616) 654 8538 or jeff_stutz@hermanmiller.com
Greg Bylsma (616) 654 7578 or greg_bylsma@hermanmiller.com

Media: Mark Schurman (616) 654 5498 or mark_schurman@hermanmiller.com
Address	Herman Miller, Inc., 855 East Main Avenue, PO Box 302, Zeeland, MI 49464-0302
Internet	www.hermanmiller.com

Herman Miller, Inc. (NASDAQ: MLHR), today announced results for its third quarter ended February 26, 2011. Net sales in the quarter improved 25.8% over the prior year level to $414.8 million. Orders in the period of $368.1 million were 26.9% higher than the same quarter last year. Diluted earnings per share in the third quarter were $0.29 compared to $0.12 in the third quarter of fiscal 2010.

Brian Walker, Chief Executive Officer, stated, “We again enjoyed strong year-over-year growth in sales and orders this quarter. This reflects a continuation of the business recovery that began last spring and comes at a time when we are making real progress in placing the building blocks for future growth - including our recently announced plan to acquire Hong Kong-based POSH Office Systems. We are making strategic advances across the organization through a combination of new products, channel development, and geographic expansion, with still more opportunity ahead.”

FINANCIAL HIGHLIGHTS (Dollars in millions, except per share data)
	Three Months Ended		Nine Months Ended
	2/26/2011	2/27/2010	% Chg.	2/26/2011	2/27/2010	% Chg.
Net Sales	$414.8	$329.6	25.8	$1,207.7	$997.3	21.1
Gross Margin %	32.1%	31.8%	N/A	32.5%	32.4%	N/A
Operating Expenses	$101.9	$85.7	18.9	$297.6	$266.5	11.7
Restructuring Expenses	—	$2.3	N/A	$3.0	$7.1	(57.7)
Operating Earnings %	7.5%	5.1%	N/A	7.6%	5.0%	N/A
Adj. Operating Earnings %*	6.2%	5.3%	N/A	6.6%	5.9%	N/A
Net Earnings	$19.8	$8.3	138.6	$53.8	$26.2	105.3
Earnings per share-diluted	$0.29	$0.12	141.7	$0.77	$0.43	79.1
Adj. Earnings per share-diluted*	$0.29	$0.15	93.3	$0.80	$0.56	42.9
Orders	$368.1	$290.0	26.9	$1,223.8	$957.9	27.8
Backlog	$268.7	$193.6	38.8

*Items indicated represent Non-GAAP measurements; see “Reconciliation of Non-GAAP Financial Measures” below.

Third Quarter 2011 Financial Results
Third quarter net sales within the company's North American segment totaled $331.1 million. This amount is 26.4% higher than the year ago period. The company's non-North American business segment reported third quarter sales of $67.8 million - a year-over-year improvement of 24.6% over the third quarter of last year.
Orders within Herman Miller's North American business segment were up 28.2% from the third quarter of last fiscal year, while the company's non-North American segment reported a year-over-year increase in orders of 22.0%.
Herman Miller's consolidated gross margin in the third quarter was 32.1%, a 30 basis-point improvement over the same quarter last year. On a sequential-quarter comparison, gross margin in the third quarter decreased 80 basis-points. Much of this decrease was driven by lower production levels in the current period versus the second quarter. Price discounting was significantly higher than the level reported in the same quarter last year. However, the impact of higher price discounting was less pronounced in relation to the second quarter of this fiscal year. The cost of key input materials, including steel, negatively impacted the company's gross margin in relation to the third quarter of last year, but was relatively consistent on a sequential basis. Expenses associated with the company's EVA-based employee incentive program were higher relative to both the prior year and prior quarter.
Operating expenses in the third quarter totaled $101.9 million, reflecting an increase of $16.2 million on a year-over-year basis. Higher variable costs associated with increased sales between periods and a return to full employee benefit levels drove a large portion of the increase. These increases were partially offset in the quarter by adjustments to the contingent components of the Nemschoff purchase price, which reduced operating expenses in the third quarter by $5.4 million.
During the third quarter, the company reached an agreement with the former shareholders of Nemschoff to settle all remaining contingent elements of the acquisition purchase price. Herman Miller made a cash payment of $3 million during the period in connection with this settlement.
Greg Bylsma, Chief Financial Officer, stated, “As expected, we experienced a typical seasonal slowdown in order entry this quarter. That said, we began the period with a strong backlog position - a factor that helped drive a somewhat unusual sequential-quarter increase in net sales. The last time this occurred in our business was in fiscal 2005. Factory production schedules were much lower this period relative to the second quarter, resulting in comparatively lower fixed cost absorption and lower gross margins. Finally, we were fortunate this quarter that the timing and duration of key supply contracts helped us avoid much of the recent run-up in commodity prices.”

Herman Miller's effective income tax rate in the third quarter was 24.4%. This compares to 32.8% in the same quarter last year and 32.0% in the second quarter of this fiscal year. This quarter's lower rate reflects benefits from the R&D tax credit legislation that was signed into law early in the third quarter. The company expects its effective tax rate to be between 29% and 30% for the full 2011 fiscal year.
The company's cash position at the end of the third quarter was $164.7 million, an increase of $10.9 million from the November ending balance of $153.8 million. Cash flow from operations in the quarter totaled $21.4 million. This compares to $8.4 million in the prior year third quarter and $22.1 million in the second quarter of fiscal 2011.

Subsequent to the end of the third quarter, on March 15, 2011, Herman Miller repaid the remaining $100 million in principal due under its 2001 public bond issue. The payment was made using a combination of existing cash and $50 million in proceeds from newly issued senior unsecured private placement notes maturing in March 2021. The completion of this partial debt refinancing reduced the company's total debt obligations to $250 million.

Mr. Walker concluded, “We're continuing to see a general improvement in the economic indicators for our industry. However, the devastating earthquake in Japan, political unrest around the globe, and rapidly rising commodity costs make clear the many risks still facing the broader economy. Still, given the recovery we have experienced to date and the strides we're making toward our long-term goals, I am encouraged about the pace and direction of the business.”

The company announced a live webcast to discuss the results of the third quarter of fiscal 2011 on Thursday, March 17, 2011, at 9:30 a.m. EDT. To ensure your access to the webcast, you should allow extra time to visit the company's website at www.hermanmiller.com to download the streaming software necessary to participate. An online archive of the presentation will be available on the website later that day.

Supplemental Reconciliation: Components of Earnings Per Share
The following table summarizes the components of the numerator and denominator used in the calculation of earnings per share for the quarterly periods indicated.

Earnings Per Share - Basic	Three Months Ended
	2/26/2011	2/27/2010
Numerator (in millions): Net Earnings	$19.8	$8.3

Denominator: Weighted-Average Common Shares Outstanding	57,087,710	56,059,694

Earnings Per Share - Diluted	Three Months Ended
	2/26/2011	2/27/2010
Numerator (in millions): Net Earnings	$19.8	$8.3
Adjustment to earnings related to contingent purchase consideration that can be settled in common stock at the company's option, net of tax	(3.4)	(1.2)
Numerator for diluted EPS	$16.4	$7.1

Denominator: Weighted-Average Common Shares Outstanding	57,087,710	56,059,694
Potentially dilutive shares resulting from stock plans	337,723	1,499,317
Denominator for diluted EPS	57,425,433	57,559,011

Supplemental Reconciliation: Components of Earnings Per Share
The following table summarizes the components of the numerator and denominator used in the calculation of earnings per share for the year-to-date periods indicated.

Earnings Per Share - Basic	Nine Months Ended
	2/26/2011	2/27/2010
Numerator (in millions): Net Earnings	$53.8	$26.2

Denominator: Weighted-Average Common Shares Outstanding	57,032,799	55,693,032

Earnings Per Share - Diluted	Nine Months Ended
	2/26/2011	2/27/2010
Numerator (in millions): Net Earnings	$53.8	$26.2
Adjustment to earnings related to contingent purchase consideration that can be settled in common stock at the company's option, net of tax	(9.5)	(1.4)
Numerator for diluted EPS	$44.3	$24.8

Denominator: Weighted-Average Common Shares Outstanding	57,032,799	55,693,032
Potentially dilutive shares resulting from stock plans and contingent consideration issued for acquisition	620,149	1,607,809
Denominator for diluted EPS	57,652,948	57,300,841

Reconciliation of Non-GAAP Financial Measures
This release contains Adjusted Earnings per Share and Adjusted Operating Earnings measures, which are both Non-GAAP financial measures. Adjusted Earnings per Share and Adjusted Operating Earnings are calculated by excluding from Earnings per Share and Operating Earnings items that we believe are not indicative of our ongoing operating performance. For the periods covered by this release, such items consist of expenses associated with restructuring actions taken to adjust our cost structure to the current business climate, adjustments to acquisition-related contingent purchase price liabilities, and expenses associated with the retirement of debt obligations as transacted through a tender offer. We present Adjusted Earnings per Share and Adjusted Operating Earnings because we consider them to be important supplemental measures of our performance and believe them to be useful to show ongoing results from operations.
Adjusted Earnings per Share and Adjusted Operating Earnings are not measurements of our financial performance under GAAP and should not be considered an alternative to Earnings per Share or Operating Earnings under GAAP. Adjusted Earnings per Share and Adjusted Operating Earnings have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. In addition, in evaluating Adjusted Earnings per Share and Adjusted Operating Earnings, you should be aware that in the future we may incur expenses similar to the adjustments in this presentation. Our presentation of Adjusted Earnings per Share and Adjusted Operating Earnings should not be construed as an inference that our future results will be unaffected by unusual or infrequent items. We compensate for these limitations by providing equal prominence of our GAAP results and using Adjusted Earnings per Share and Adjusted Operating Earnings only as a supplement.
The following table reconciles Adjusted Earnings per Share to Earnings per Share for the periods indicated.

	Three Months Ended		Nine Months Ended
	2/26/2011	2/27/2010	2/26/2011	2/27/2010
Earnings per Share - Diluted	$0.29	$0.12	$0.77	$0.43
Add back: Restructuring charges	—	0.03	0.03	0.08
Add back: Tender offer settlement charges	—	—	—	0.05
Adjusted Earnings per Share - Diluted	$0.29	$0.15	$0.80	$0.56

The following table reconciles Adjusted Operating Earnings to Operating Earnings for the periods indicated.

(Dollars in millions)	Three Months Ended		Nine Months Ended
	2/26/2011	2/27/2010	2/26/2011	2/27/2010
Operating Earnings	$31.1	$16.8	$91.8	$49.5
Add: Restructuring expenses	—	2.3	3.0	7.1
Less: Adjustments to contingent purchase consideration	(5.4)	(1.8)	(15.1)	(2.5)
Add: Tender offer settlement charges	—	—	—	4.5
Adjusted Operating Earnings	$25.7	$17.3	$79.7	$58.6

About Herman Miller
Herman Miller works for a better world around you-with inventive designs, technologies and related services that improve the human experience wherever people work, heal, learn, and live. Its curiosity, ingenuity, and design excellence create award-winning products and services, resulting in more than $1.3 billion in revenue in fiscal 2010. Innovative business practices and a commitment to social responsibility have also established Herman Miller as a recognized global company. In 2011, Herman Miller again received the Human Rights Council (HRC) Foundation's top rating in its annual Corporate Equality Index and was also cited by FORTUNE as the "Most Admired” company in the contract furniture industry. Herman Miller trades on the NASDAQ Global Select Market under the symbol MLHR.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act, as amended, that are based on management's beliefs, assumptions, current expectations, estimates, and projections about the office furniture industry, the economy, and the company itself. Words like “anticipates,” “believes,” “confident,” “estimates,” “expects,” “forecasts,” “likely,” “plans,” “projects,” “should,” variations of such words, and similar expressions identify such forward-looking statements. These statements do not guarantee future performance and involve certain risks, uncertainties, and assumptions that are difficult to predict with regard to timing, extent, likelihood, and degree of occurrence. These risks include, without limitation, employment and general economic conditions, the pace of economic recovery in the U.S., and in our International markets, the increase in white-collar employment, the willingness of customers to undertake capital expenditures, the types of products purchased by customers, competitive-pricing pressures, the availability and pricing of raw materials, our reliance on a limited number of suppliers, currency fluctuations, the ability to increase prices to absorb the additional costs of raw materials, the financial strength of our dealers and the financial strength of our customers, the mix of our products purchased by customers, our ability to attract and retain key executives and other qualified employees, our ability to continue to make product innovations, the success of newly introduced products, our ability to serve all of our markets, possible acquisitions, divestitures or alliances, the outcome of pending litigation or governmental audits or investigations, political risk in the markets we serve, and other risks identified in our filings with the Securities and Exchange Commission. Therefore, actual results and outcomes may materially differ from what we express or forecast. Furthermore, Herman Miller, Inc. undertakes no obligation to update, amend or clarify forward-looking statements.

Financial highlights for the quarter ended February 26, 2011, follow:

Herman Miller, Inc.
Condensed Consolidated Statements of Operations
(Unaudited) (Dollars in millions, except per share data)

	Three Months Ended
	February 26, 2011		February 27, 2010
Net Sales	$414.8	100.0%	$329.6	100.0%
Cost of Goods Sold	281.8	67.9%	224.8	68.2%
Gross Margin	133.0	32.1%	104.8	31.8%
Operating Expenses	101.9	24.6%	85.7	26.0%
Restructuring Expenses	—	N/A	2.3	0.7%
Operating Earnings	31.1	7.5%	16.8	5.1%
Other Expense, Net	4.9	1.2%	4.5	1.4%
Earnings before Taxes	26.2	6.3%	12.3	3.7%
Income Taxes	6.4	1.5%	4.0	1.2%
Net Earnings	$19.8	4.8%	$8.3	2.5%
Earnings Per Share - Basic	$0.35		$0.15
Weighted Average Basic Common Shares	57,087,710		56,059,694
Earnings Per Share - Diluted	$0.29		$0.12
Weighted Average Diluted Common Shares	57,425,433		57,559,011

Herman Miller, Inc.
Condensed Consolidated Statements of Operations
(Unaudited) (Dollars in millions, except per share data)

	Nine Months Ended
	February 26, 2011		February 27, 2010
Net Sales	$1,207.7	100.0%	$997.3	100.0%
Cost of Goods Sold	815.3	67.5%	674.2	67.6%
Gross Margin	392.4	32.5%	323.1	32.4%
Operating Expenses	297.6	24.6%	266.5	26.7%
Restructuring Expenses	3.0	0.3%	7.1	0.7%
Operating Earnings	91.8	7.6%	49.5	5.0%
Other Expense, Net	16.1	1.3%	14.5	1.5%
Earnings before Taxes	75.7	6.3%	35.0	3.5%
Income Taxes	21.9	1.8%	8.8	0.9%
Net Earnings	$53.8	4.5%	$26.2	2.6%
Earnings Per Share - Basic	$0.94		$0.47
Weighted Average Basic Common Shares	57,032,799		55,693,032
Earnings Per Share - Diluted	$0.77		$0.43
Weighted Average Diluted Common Shares	57,652,948		57,300,841

Herman Miller, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited) (Dollars in millions)

	Nine Months Ended
	February 26, 2011	February 27, 2010

Net Earnings	$53.8	$26.2
Cash Flows provided by Operating Activities	53.5	62.8
Cash Flows used for Investing Activities	(23.0)	(54.8)
Cash Flows used for Financing Activities	(4.3)	(77.9)
Effect of Exchange Rates	3.7	0.1
Net Increase/(Decrease) in Cash	29.9	(69.8)
Cash, Beginning of Period	$134.8	$192.9
Cash, End of Period	$164.7	$123.1

Herman Miller, Inc.
Condensed Consolidated Balance Sheets
(Unaudited) (Dollars in millions)

	February 26, 2011	May 29, 2010
Assets
Current Assets
Cash and Equivalents	$164.7	$134.8
Marketable Securities	11.7	12.1
Accounts Receivable (Net)	186.9	144.7
Inventories	74.2	57.9
Prepaid Expenses and Other	43.6	46.4
Totals	481.1	395.9
Net Property and Equipment	169.4	175.2
Other Assets	201.3	199.5
Total Assets	$851.8	$770.6
Liabilities and Shareholders' Equity
Current Liabilities
Unfunded Checks	$5.3	$4.3
Current Long-term Debt	100.0	100.0
Accounts Payable	106.5	96.3
Accrued Liabilities	141.3	113.6
Totals	353.1	314.2
Long-term Debt	200.0	201.2
Other Noncurrent Liabilities	156.4	175.1
Total Liabilities	709.5	690.5
Shareholders' Equity	142.3	80.1
Total Liabilities and Shareholders' Equity	$851.8	$770.6